SERVICING CERTIFICATE
                 -----------------------------------------------
                     PROVIDIAN HOME EQUITY LOAN TRUST 1999-1
                                CUSIP # 74407XAA9
                 -----------------------------------------------

     Under sections 4.01 and 5.03 of the Pooling and Servicing Agreement dated as of April 1, 1999 by and between Providian National Bank, as Transferor and Servicer, Merrill Lynch Mortgage Investors, Inc., as Depositor, and Bankers Trust Company, as Trustee (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), Providian National Bank, as the Servicer, is required to prepare certain information each month regarding current receipts and distributions on the Providian Home Loan Asset-Backed Certificates, Series 1999-PNB1 (the "Certificates") and the performance of the Providian Home Equity Loan Trust 1999-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on August 25, 1999 (the "Distribution Date") and the performance of the Trust during the month of July 1999 (the "Collection Period") is set forth under "D" below.


     A. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement referred to above. References herein to certain subsections are references to the respective subsections of the Pooling and Servicing Agreement.

     B. The Servicer is the Servicer under the Pooling and Servicing Agreement.

     C. The undersigned is a Servicing Officer.

     D.   1.   Collections received during the Collection Period for:
               (a) Interest                                         6,352,881.62

               (b) Principal                                       25,026,827.99
                                                                   -------------
               Total Collections                                   31,379,709.61

          2.   Insurance Proceeds received during the Collection
               Period                                                       0.00

          3.   Net Liquidation Proceeds received during the
               Collection Period                                            0.00

          4.   Transfer Deposit Amount paid by the Transferor
               pursuant to Section 2.02, 2.04, or 3.01                      0.00

          5.   Floating Allocation Percentage                             82.91%

          6.   Fixed Allocation Percentage                                98.00%

          7.   Certificate Interest Collections
               (other than any investment earnings)
               for such Distribution Date                           5,267,158.19

               Investment earnings on the Collection Account           26,762.96
                                                                    ------------
               Total Certificate Interest Collections               5,293,921.15

          8.   Transferor Interest Collections                      1,085,723.43

               Transferor Principal Collections                    25,026,827.99

          9.   Accelerated Principal Distribution Amount            2,250,497.47

          10.  Scheduled Principal Collections Payment                      0.00

          11.   Liquidation Loss Amounts                              545,340.11

                Investor Loss Amount                                  452,140.12

          12.  Cumulative amount of Liquidation Loss Amounts
               for such Distribution Date and all prior
               Distribution Dates                                     730,699.81

               Cumulative amount of Investor Loss Amounts for
               such Distribution Date and all prior Distribution
               Dates                                                  600,650.62

               Aggregate Investor Loss Amount                               0.00

          13.  Total amount distributed to Certificateholders       4,506,963.75

          14.  Amount of interest included in such
               distribution                                         2,256,466.28

               The related Certificate Rate or, if
               applicable, the Alternate Certificate Rate              5.466250%

          15.  Amount, if any, of overdue interest included in
               such distribution                                            0.00

          16.  Remaining overdue interest on the Certificates after
               giving effect to such distribution                           0.00

          17.  Amount, if any, of Unpaid Investor Loss Amount
               included in such distribution                                0.00

          18.  Amount, if any, of Unpaid Investor Loss Amount
               after giving effect to such distribution                     0.00

          19.  Invested Amount                                    500,000,000.00
               Certificate Principal Balance                      493,109,124.70
               Pool Factor, each after giving effect
               to such distribution                                   0.98621825

          20.  Required Enhancement Amount                         39,448,729.98

          21.  Transferor Subordinated Amount after
               giving effect to such distribution                  10,000,000.00

          22.  Required Overcollateralization Amount               29,448,729.98

          23.  Amount, if any, by which the Invested Amount
               exceeds the Certificate Principal Balance
               (before giving effect to such distribution)          4,640,377.83

          24.  Amount, if any, by which the Invested Amount exceeds
               the Certificate Principal Balance (after giving
               effect to such distribution)                         6,890,875.30

          25.  Pool Balance as of the end of the preceding
               Collection Period                                  581,494,290.00

          26.  Transferor's Interest Balance (based on the
               Pool Balance as of the end of the preceding
               Collection Period) after giving effect to such
               distribution                                        81,494,290.00

          27.  Aggregate amount of Additional Balances
               created during the preceding Collection Period       4,001,068.10

          28.  During the Revolving Period, the amount of
               Principal Collections and principal payment
               to be retained by the Transferor in respect of
               such Distribution Date                              25,026,827.99

          29.  Whether a Rapid Amortization Event has
               occurred since the prior Determination Date,
               specifying each such Rapid Amortization Event
               if one has occurred                                          None

          30.  Whether a Servicer Default has occurred
               since the prior Determination Date,
               specifying each such Servicer Default if
               one has occurred                                             None

          31.  Guaranteed Distributions                                     0.00

               Preference Amount                                            0.00

          32.  Reimbursement Amount                                         0.00

          33.  Amount to be distributed to or at the direction of
               the owner of the Transferor's Interest pursuant to
               Section 6.01(a)(viii)                                        0.00

          34.  Servicing Fee                                          270,833.33

          35. Number of accounts and aggregate outstanding balances of Home Equity Loans, delinquent the following number of days, as of the end of the related Collection Period:

                            Number of Accounts     Aggregate Outstanding Balance
                            ------------------     -----------------------------
               30-59 days         194                                  6,259,153
               60-89 days          84                                  2,810,463
               90+ days            88                                  3,426,428

          36.  Aggregate book value, as of the end of the
               related Collection Period, of any Mortgaged
               Property that was acquired by the Trust
               through foreclosure or deed in lieu of
               foreclosure during the preceding Collection Period           0.00

          37.  Aggregate Principal Balance of Subsequent
               Home Equity Loans purchased during the
               related Collection Period                                    0.00

          38.  Number of accounts and aggregate Principal
               Balance of Home Equity Loans removed from
               the Trust and transferred to the Transferor
               on the related Removal Date                                  0.00

               Cumulative number and aggregate Principal Balance
               of all Home Equity Loans that have been retransferred
               on such Removal Date and all prior Removal Dates             0.00

          39.  Draw Amount                                                  0.00

          40.  Amount distributed to Certificateholders             4,506,963.75

               (per $1,000 Original Principal Amount)                       9.01

          41.  Amount of interest included in such
               distribution                                         2,256,466.28

               The related Certificate Rate or, if
               applicable, the Alternate Certificate Rate              5.466250%

               (per $1,000 Original Principal Amount)                       4.51

          42.  Amount, if any, of overdue interest included in
               such distribution                                            0.00

               (per $1,000 Original Principal Amount)                       0.00

          43.  Remaining overdue interest on the Certificates after
               giving effect to such distribution                           0.00

               (per $1,000 Original Principal Amount)                       0.00

          44.  Amount, if any, of principal included in such
               distribution                                         2,250,497.47

               (per $1,000 Original Principal Amount)                       4.50

          45.  Amount, if any, of Unpaid Investor Loss Amount
               included in such distribution                                0.00

               (per $1,000 Original Principal Amount)                       0.00

          46.  Amount, if any, of Unpaid Investor Loss Amount
               after giving effect to such distribution                     0.00

               (per $1,000 Original Principal Amount)                       0.00




     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 19th day of August 1999.


                                              PROVIDIAN NATIONAL BANK
                                              as Servicer



                                             By:  /s/ Gwinneth Berexa
                                                  -------------------
                                                  Gwinneth Berexa
                                                  Vice President, Securitization